UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PERMROCK ROYALTY TRUST

(Exact Name of Registrant as Specified in its Charter)

Delaware	82-6725102
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

P.O. Box 470727

Fort Worth, Texas 76147

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Trust Units representing beneficial interests in the Trust	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-224191

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                                 Description of Registrant’s Securities to be Registered.

A description of the trust units representing beneficial interests in PermRock Royalty Trust (the “Registrant”) is set forth under the captions “Prospectus Summary—The Offering,” “Pro Forma and Projected Cash Available for Distribution by the Trust,” “Description of the Trust Agreement” and “Description of the Trust Units” in the prospectus included in the Registrant’s Registration Statement on Form S-l (Registration No. 333-224191), initially filed with the Securities and Exchange Commission on December 14, 2017 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

Item 2.                                 Exhibits.

None. Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PERMROCK ROYALTY TRUST

By: Simmons Bank, as Trustee

By:	/s/ Lee Ann Anderson
Name:	Lee Ann Anderson
Title:	Senior Vice President and Trust Officer

Date: April 27, 2018

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